Exhibit 10.1

STATE OF SOUTH DAKOTA

DEPARTMENT OF TRANSPORTATION

LOAN AGREEMENT

This Loan Agreement is made and entered into by and among the Brookings County Regional Railroad Authority. duly authorized to do business in the State of South Dakota, referred to in this Loan Agreement as "AUTHORITY"; the State of South Dakota, a body politic, acting by and through its Department of Transportation, South Dakota State Railroad Board, referred to in Loan Agreement as "STATE"; and South Dakota Soybean Processors, LLC, referred to in this Loan Agreement as "INDUSTRY." Once fully signed, this Loan Agreement is effective beginning March 1, 2013.

BACKGROUND

A.	INDUSTRY is negotiating to construct a three thousand, one hundred ninety foot (3,190') industrial siding at INDUSTRY'S facility located near Volga, South Dakota.
B.	INDUSTRY is requesting a loan from AUTHORITY for this construction of the industrial siding.
C.	AUTHORITY is requesting a loan through the STATE.

AUTHORITY, STATE, AND INDUSTRY AGREE AS FOLLOWS:

1.	STATE agrees to loan an amount up to Nine Hundred Sixty-four Thousand, Seventy Dollars ($964,070) to AUTHORITY for the construction of the industrial siding at INDUSTRY'S facility in the City of Volga, South Dakota, subject to the following terms and conditions:
a.	AUTHORITY will repay the loan, amortized over fifteen (15) years, together with interest at the rate of 2.0% per annum. AUTHORITY will make annual payments in accordance with the terms of the attached promissory note, with the first payment due June 1, 2014, and with annual payments due on or before June 1 of each year thereafter until June 1, 2020, when the balance of the principal, together with all accrued and unpaid interest, will be due as a balloon payment. AUTHORITY will execute the attached promissory note in accordance with the foregoing provisions.
b.	STATE will apply all payments first to interest, calculated based on the date payment is received by the STATE, with any balance applied to principal. AUTHORITY and INDUSTRY will each have full right of prepayment.
c.	INDUSTRY will consign AUTHORITY'S loan agreement, and will co-sign the attached promissory note.
d.	AUTHORITY and INDUSTRY each will sign an amendment to this Loan Agreement and an amended promissory note upon determination of final loan and annual payment amounts.
2.	INDUSTRY will construct the three thousand, one hundred ninety foot (3.190') industrial siding.
3.	STATE, INDUSTRY, Dakota, Minnesota & Eastern Railroad Corporation, a subsidiary of Canadian Pacific Railway Limited, and any successor operator, if any, will conduct joint inspections of work performed, upon completion of such work. STATE may withhold loan proceeds until such time as work has been completed, inspected, and approved, including the corrections of any deficiencies noted by STATE during any inspection.

4.	STATE may place an engineer and other inspection personnel on the project work site, at STATE'S expense, to monitor work activities.
5.	STATE may make progress payments to AUTHORITY upon submission of invoices for the construction and rehabilitation of the line as stated above. Loan disbursements may be made to AUTHORITY only if at the time of the requested disbursement there are funds available in the Railroad Trust Fund which have not been obligated to other loans or projects. STATE may withhold 10% of each invoice until all work has been completed, inspected, and approved.
6.	AUTHORITY and INDUSTRY will each keep detailed records, accounts, and supporting documents pertaining to all project costs to be paid with proceeds of the loan provided for in this Loan Agreement, and will make the same available for audit by STATE upon reasonable advance notice.
7.	While performing services under this Loan Agreement, AUTHORITY and INDUSTRY are independent contractors and not officers, agents, or employees of the STATE. No officer, agent, contractor, subcontractor, or employee of AUTHORITY or INDUSTRY engaged in the performance of services required under this Loan Agreement will be considered an employee of STATE. No claim under the South Dakota Workers' Compensation Act on behalf of said employee or other person while so engaged, and no claim made by any third party as a consequence of any act or omission of the part of the work or service provided or to be rendered under this Loan Agreement by either the AUTHORITY or the INDUSTRY will be STATE'S obligation or responsibility.
8.	AUTHORITY and INDUSTRY will each indemnify STATE, its officers, agents, and employees against any and all actions, suits, damages, liability, or other proceedings which may arise as the result of performing services under this Loan Agreement.
9.	Any dispute which may arise as to the quality and acceptability of services, manner of performance, or rate of progress as to the completion of this Loan Agreement will be referred to the Program Manager, Office of Air, Rail and Transit, South Dakota Department of Transportation or duly authorized representative for determination, whose decision in the matter will be final and conclusive on the parties to this Loan Agreement.
10.	This Loan Agreement will be governed by and construed in accordance with the laws of the State of South Dakota. Any lawsuit pertaining to or affecting this Loan Agreement will be venued in Circuit Court, Sixth Judicial Circuit, Hughes County, South Dakota.
11.	All notices, communications, and payments under this Loan Agreement will be in writing and sent by first-class mail, postage prepaid, as follows:
a.	If to AUTHORITY, to its registered agent, or to Brookings County Regional Railroad Authority, 520 3rd Street, Suite 330, Brookings, South Dakota, 57006.
b.	If to STATE, to the Program Manager, Office of Air, Rail, and Transit, South Dakota Department of Transportation, 700 East Broadway Avenue, Pierre, South Dakota 57501-2586.
c.	If to INDUSTRY, to its registered agent, or to South Dakota Soybean Processors, LLC, 100 Caspian Avenue, Volga, South Dakota, 57071.

12. This Loan Agreement may be amended only by written agreement among the contract parties.

13.	AUTHORITY has designated its Chairman as AUTHORITY'S authorized representative and has empowered such representative with the authority to sign this Loan Agreement on behalf of the AUTHORITY. A copy of the AUTHORITY'S minutes or resolution authorizing the execution of this Loan Agreement by AUTHORITY'S authorized representative is attached to this Loan Agreement as Exhibit "A."
14.	INDUSTRY has designated its CEO as INDUSTRY’s authorized representative and has empowered such representative with the authority to sign this Loan Agreement on behalf of the INDUSTRY. A copy of INDUSTRY'S minutes or resolution authorizing the execution of this Loan Agreement by the INDUSTRY'S authorized representative is attached to this Loan Agreement as Exhibit “B."

The parties have executed this Loan Agreement effective the date set forth on the first page of this Loan Agreement.

State of South Dakota
Brookings County Regional Railroad Authority	Department of Transportation

By: /s/ Donald Larson	By: /s/ Darin P. Bergquist
Its: Chairman	Its: Secretary
Date: 1/22/13	Date: 4/28/13

(Corporate Seal)	Division of Finance and Management
By: /s/ Kellie Beck
South Dakota Soybean Processors, LLC	Its: Director
By: /s/ Thomas J. Kersting	Date: 2/20/13
Its: CEO
Date: 2/8/13	Approved as to Form
____________________________________
Special Assistant Attorney General

ACKNOWLEDGMENTS FOLLOW

CORPORATE ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF BROOKINGS	)

On this the 22nd day of January, 2013, before me, Stacy Steffensen, a notary public within and for said County and State, personally appeared Donald Larson, known to me to be the Chairman, of the Brookings County Regional Railroad Authority, a corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by singing the name of the corporation by himself as such officer.

In witness whereof I hereunto set my hand and official seal.

/s/ Stacey Steffensen
Notary Public

(NOTARY SEAL)	My Commission Expires 03/07/2017

CORPORATE ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
): SS
COUNTY OF BROOKINGS	)

On this the 8th day of February, 2013, before me Beverly Kleinjan, a notary public within and for said County and State, personally appeared Thomas J. Kersting, known to me to be the CEO, of the South Dakota Soybean Processors, LLC, a limited liability company, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

In witness whereof I hereunto set my hand and official seal.

F.	NOTARY PUBLIC
(NOTARY SEAL)	My Commission Expires: ~

STATE ACKOWLEDGMENT

STATE OF SOUTH DAKOTA	)
): SS
COUNTY OF HUGHES	)

On this the20th day of February, 2013, before me, Julie Beckman, a notary public within and for said County and State, personally appeared Kellie Beck, Director, Division of Finance and Management, South Dakota Department of Transportation, known to me to be the person who is described in and who executed the within and foregoing instrument and acknowledged to me that she executed the same freely.

In witness whereof I hereunto set my hand and officials seal.

/s/ Julie Beckman
Notary Public
(NOTARY SEAL)	My Commission Expires 02/07/2017

STATE ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
): SS
COUNTY OF HUGHES	)

On this the 24th day of February, 2013, before me, _____________, a notary public within and for said County and State, personally appeared Darin P. Bergquist, Secretary, South Dakota Department of Transportation, known to me to be the person who is described in and who executed the within and foregoing instrument and acknowledged to me that he executed the same freely.

In witness whereof I hereunto set my hand and official seal.

NOTARY PUBLIC
(NOTARY SEAL)	My Commission Expires: 07/25/ 2017

PROMISSORY NOTE	VOLGA, SOUTH DAKOTA

$964,070.00

FOR VALUE RECEIVED, Brookings County Regional Railroad Authority, referred to in this Promissory Note as "AUTHORITY," and South Dakota Soybean Processors, LLC, referred to in this Promissory Note as "INDUSTRY," promise to pay to the State of South Dakota, acting by and through its Department of Transportation, Office of Local Transportation Programs, referred to in this Promissory Note as "STATE," of 700 East Broadway Avenue, Pierre, South Dakota 57501-2586, at Pierre, South Dakota, or at such place as the holder hereof may direct in writing, all sums loaned by STATE to AUTHORITY and in turn loaned to INDUSTRY to construct a three thousand, one hundred, ninety foot (3,190') industrial siding at INDUSTRY'S facility located near the City of Volga, South Dakota, together with interest thereon at the rate of 2% per annum on any balance remaining unpaid from time to time, amortized over fifteen annual installments, as follows:

1.	In no event will the total loan amount exceed the sum of Nine Hundred Sixty-Four Thousand, Seventy Dollars ($964,070.00).
2.	INDUSTRY and AUTHORITY will make the first annual installment payment to STATE, in the amount of Seventy-five Thousand, Five Hundred Dollars ($75,500.00), or in such amount as the parties may agree once the final loan amount has been determined, on or before June 1, 2014.
3.	AUTHORITY and INDUSTRY each will sign an amended promissory note upon determination of the final loan and annual installment payment amounts.
4.	INDUSTRY and AUTHORITY will pay the STATE an annual installment payment, in like amount, on or before June 1 of each year thereafter, until June 1, 2020, when a final payment will be due in an amount equal to the remaining unpaid principal balance of the loan, together with any and all unpaid accrued interest.
5.	Each annual installment payment will be applied first to interest accrued to the date such payment is received by the STATE, with any balance to be applied to principal.
6.	INDUSTRY and AUTHORITY will each have full right of prepayment, without penalty.
7.	Should INDUSTRY and AUTHORITY default in the payment of any installment, or any part, when due, the holder of this note may, at its option, declare all unpaid indebtedness evidenced by this note, including any unpaid principal and accrued interest, immediately due and payable.
8.	INDUSTRY and AUTHORITY hereby severally waive presentment for payment, notice of nonpayment, protest, and notice of protest and hereby severally consent that the time of payment may be extended or this note renewed without notice to them, or either of them, and without affecting their liability on this Promissory Note.
9.	The holder may rearrange, adjust, and extend the times and amounts of payments of interest and principal of this note by agreement with the present or subsequent owner of the property securing the same, without notice to or consent of and without releasing any party liable thereon. No extension of time for payment, and no alteration, amendment, or waiver of any provision of this note will release, discharge, or modify the liability of INDUSTRY and AUTHORITY under this note. No delay or waiver by STATE or the holder of this note in enforcing any right under this note will be deemed a continuing waiver of any right or provision under this note, and, unless expressly waived in writing, all provisions will continue in full force and effect.

10.	This note is given in accordance with, and as required by, the terms and conditions of loan agreement between the parties, dated February 8, 2013.
11.	This note will be governed as to validity, interpretation, and in all other respects by the laws of the State of South Dakota. Any lawsuit pertaining to or affecting this note will be venued in the Circuit Court in and for the Sixth Judicial Circuit, Hughes County, South Dakota.

Brookings County Regional Railroad Authority	South Dakota Soybean Processors, LLC

By: /s/ Donald Larson	By: /s/ Thomas J. Kersting
Its:Chairman	Its: CEO
Date: 1/22/13	Date 2/13/13

(Corporate Seal)

ACKNOWLEDGMENTS FOLLOW

ACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF BROOKINGS	)

On this the 22nd day of January, 2013, before me, Stacy Steffensen, a notary public within and for said County and State, personally appeared Donald Larson, known to me to be the Chairman of the Brookings County Regional Railroad Authority, a corporation, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation corporation by himself herself as such officer.

G.

In witness whereof I hereunto set my hand and officials seal.

/s/ Stacy Steffensen
Notary Public
(NOTARY SEAL)	My Commission Expires 03/07/2017

ACKNOWLACKNOWLEDGMENT

STATE OF SOUTH DAKOTA	)
): SS
COUNTY OF BROOKINGS	)

On this the 13th day of February, 2013, before me, Beverly Kleinjan, a notary public within and for said County and State, personally appeared Thomas J. Kersting, known to me to be the CEO of South Dakota Soybean Processors, LLC, a limited liability company, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such officer.

In witness whereof I hereunto set my hand and official seal.

NOTARY PUBLIC
My Commission Expires: 10/20/2018

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